Exhibit 21

NORDSON CORPORATION

Subsidiaries of the Registrant

The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant's consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized:

Name	Jurisdiction of Incorporation
UNITED STATES:
LinkTech Quick Couplings, Inc.	California
Nordson ASYMTEK, Inc.	California
Nordson DAGE, Inc.	California
Nordson MARCH, Inc	California
Nordson SELECT, Inc.	California
Nordson YESTECH, Inc.	California
Value Plastics, Inc. dba Nordson MEDICAL	Colorado
Nordson MEDICAL (CA), LLC fka Avalon Laboratories, LLC	Delaware
Avalon Laboratories Holding Corp.	Delaware
EDI Holdings, Inc.	Delaware
Nordson Extrusion Dies Industries, LLC	Delaware
Nordson MEDICAL Design and Development, Inc. fka Vention Medical Design and Development, Inc.	Delaware
Nordson MEDICAL, Inc. fka Vention Medical Holdings, Inc.	Delaware
Nordson Xaloy Incorporated	Delaware
Sonoscan, Inc.	Delaware
Vention Medical Acquisition Co.	Delaware
VP Acquisition Holdings, Inc.	Delaware
Xaloy Extrusion LLC dba Nordson Xaloy Incorporated	Delaware
Xaloy Holdings, Inc.	Delaware
Xaloy Superior Holdings, Inc.	Delaware
J and M Laboratories, Inc.	Georgia
Micromedics, Inc. dba Nordson MEDICAL	Minnesota
Nordson Medical (NH), Inc. fka Vention Medical Advanced Components, Inc.	New Hampshire

Name	Jurisdiction of Incorporation
UNITED STATES:
Nordson Advanced Technology LLC	Ohio
Nordson Atlantic LLC	Ohio
Nordson England L.L.C.	Ohio
Nordson Medical Corporation	Ohio
Nordson Pacific, Inc.	Ohio
Nordson U.S. Trading Company	Ohio
Nordson Xaloy Incorporated	Ohio
Realty Land Conservancy III LLC	Ohio
Spirex Corporation dba Nordson Xaloy Incorporated	Ohio
New Castle Industries, Inc. dba Nordson Xaloy Incorporated	Pennsylvania
EFD International, Inc.	Rhode Island
Nordson EFD LLC	Rhode Island

Name	Jurisdiction of Incorporation
INTERNATIONAL:
Nordson Australia Pty. Limited	Australia
Nordson Pacific, Inc. Australian Representative Office	Australia
Nordson Osterreich GmbH	Austria
Nordson Benelux S.A./N.V.	Belgium
Nordson do Brasil Industria e Comercio Ltda.	Brazil
Nordson Canada Limited	Canada
Dage Test Systems (Suzhou) Co. Ltd.	China
Hanshitong (Shanghai) Enterprise Management Consulting Co. Ltd.	China
Nordson (China) Co., Ltd.	China
Nordson (Shanghai) Business Consulting Co., Ltd.	China
Nordson China Business Trust	China
Nordson PPS (Shanghai) Co. Ltd.	China
Nordson PPS (Shanghai) Representative Office	China
PDMC Branch Company of Nordson (China) Ltd.	China
Sonoscan Acoustic Imaging Instruments (Shanghai) Limited	China
Suzhou Nordson Electronics Equipment., Co., Ltd.	China
Nordson Andina Limitada	Colombia
Nordson CS, spol.s.r.o.	Czech Republic
Nordson Danmark A/S	Denmark
Nordson Finland Oy	Finland
Dosage 2000 S.A.R.L	France
Nordson France S.A.S.	France
Dage Deutschland GmbH	Germany
Matrix Technologies GmbH	Germany
Nordson BKG GmbH fka Nordson PPS GmbH	Germany
Nordson Deutschland GmbH	Germany
Nordson Engineering GmbH	Germany
Nordson Germania Ltd. & Co. KG	Germany
Nordson Holdings S.à r.l. & Co. KG	Germany
Nordson SELECT GmbH	Germany
Nordson Xaloy Europe GmbH	Germany
Ligonia Limited	Hong Kong
Macaria Limited	Hong Kong
Nordson Advanced Technology (Hong Kong) Ltd.	Hong Kong
Nordson Asia Pacific, Limited	Hong Kong
Sonoscan Asia Pacific Limited	Hong Kong
Nordson India Private Limited	India
Nordson S.E. Asia (Pte.) Limited, Indonesia Representative Office	Indonesia

Name	Jurisdiction of Incorporation
INTERNATIONAL:
Chartview Investments Limited	Ireland
Cladach Nua Teoranta	Ireland
Nordson MEDICAL Ireland Limited fka Vention Medical Ireland Limited	Ireland
CardioNiti Ltd.	Israel
Great Aspirations Ltd.	Israel
MedKardia Ltd.	Israel
Nordson MEDICAL Israel AC Ltd.	Israel
Nordson MEDIICAL Israel Ltd. fka Lithotech and Vention Medical Israel Advanced Components Ltd.	Israel
SafePass Vascular Ltd.	Israel
Score It Ltd.	Israel
Nordson Italia S.p.A.	Italy
Nordson Xaloy Italia S.r.l.	Italy
Nordson Advanced Technology (Japan) K.K.	Japan
Nordson K.K.	Japan
Nordson Xaloy K.K.	Japan
Nordson European Holdings Luxembourg S.à r.l.	Luxembourg
Nordson Luxembourg S.à r.l.	Luxembourg
Nordson S.à r.l.	Luxembourg
Nordson (Malaysia) Sdn. Bhd.	Malaysia
Nordson de Mexico, S.A. de C.V.	Mexico
Nordson Benelux B.V.	The Netherlands
Nordson B.V.	The Netherlands
Nordson Dima B.V.	The Netherlands
Nordson New Zealand	New Zealand
Nordson Norge A/S	Norway
Nordson Polska Sp.z.o.o.	Poland
Nordson Portugal Equipamento Industrial, Lda.	Portugal
Nordson Russia Limited Liability Company	Russia
Matrix Inspection Systems, Pte. Ltd.	Singapore
Nordson Advanced Technology (Singapore) Pte. Ltd.	Singapore
Nordson Advanced Technology International Pte. Ltd.	Singapore
Nordson S.E. Asia (Pte.) Ltd.	Singapore
Primount Singapore Pte. Ltd.	Singapore
Nordson SA (Pty) Limited	South Africa
Nordson Korea	South Korea
Nordson Iberica, S.A.	Spain
Nordson AB	Sweden
Nordson (Schweiz) A.G.	Switzerland

Name	Jurisdiction of Incorporation
INTERNATIONAL:
Nordson Advanced Technology LLC (Taiwan Branch)	Taiwan
Nordson Xaloy Asia (Thailand) Ltd.	Thailand
Dage Holdings Limited	United Kingdom
Dage Pension Trustees Limited	United Kingdom
Dage Precision Industries Limited	United Kingdom
Majority Kingdom Investment Limited	United Kingdom
Minority Kingdom Investment Limited	United Kingdom
Nordson (U.K.) Limited	United Kingdom
YDX Limited 2010 fka Nordson London Limited	United Kingdom
Primount LLP	United Kingdom
Sonoscan (Europe) Ltd.	United Kingdom
Nordson International de Venezuela, CA	Venezuela
Representative Office of Nordson S.E. Asia (Pte.) Limited in Ho Chi Minh City	Vietnam